UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported) April 3, 2011

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California		90745-6209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The Merger Agreement

On April 3, 2011, Ducommun Incorporated, a Delaware corporation (“Ducommun”), and DLBMS, Inc., a Delaware corporation and a wholly-owned subsidiary of Ducommun (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LaBarge, Inc., a Delaware corporation (“LaBarge”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into LaBarge with LaBarge continuing as the surviving corporation and a wholly-owned subsidiary of Ducommun (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $.01 per share of LaBarge (“LaBarge Common Stock”) (including each outstanding share of restricted stock and the associated preferred stock purchase rights granted pursuant to the Rights Agreement, dated November 8, 2001 between LaBarge and Registrar and Transfer Company, as amended), other than shares: (a) held by LaBarge or its subsidiaries, (b) owned by Ducommun or its subsidiaries and (c) owned by stockholders who have not consented to the Merger and who have properly demanded appraisal for their shares under Delaware law, will be cancelled and converted into the right to receive $19.25 in cash, without interest. At the Effective Time, each outstanding option will be cancelled and converted into the right to receive in cash, without interest and less applicable withholding taxes, an amount equal to the product of: (a) the excess, if any, of $19.25 over the exercise price per share of LaBarge Common Stock for such option multiplied by (b) the total number of shares of LaBarge Common Stock then subject to such option immediately prior to the Effective Time.

Pursuant to the Merger Agreement, LaBarge is subject to a “no shop” restriction on its ability to solicit third party proposals or provide information and engage in discussions with third parties relating to alternative business combination transactions. The “no shop” provision is subject to a “fiduciary-out” provision that allows LaBarge, prior to obtaining stockholder approval of the Merger, to provide information, participate in discussions, withdraw its recommendation in support of the Merger and enter into an alternative acquisition agreement with respect to a third party proposal if                      the Board of Directors of LaBarge (the “LaBarge Board”) determines in good faith, after consultation with advisors: (a) that such proposal is a “superior proposal,” as defined in the Merger Agreement, and (b) that its failure to pursue such action would likely result in a breach of its fiduciary duties. Additionally, the LaBarge Board may participate in discussions with respect to a third party proposal (but not provide information, withdraw its recommendation or enter into an alternative acquisition agreement) with respect to a third party proposal if                      the LaBarge Board determines in good faith, after consultation with its advisors (i) that such proposal is reasonably likely to lead to a “superior proposal” and (ii) that its failure to pursue such action would likely result in a breach of its fiduciary duties.

The Merger Agreement contains customary termination rights for Ducommun and LaBarge including if, subject to the terms of the Merger Agreement, the LaBarge Board authorizes LaBarge to enter into an agreement concerning a superior proposal or the Merger has not been consummated by September 30, 2011. The Merger Agreement provides that, upon the termination of the Merger Agreement, under specified circumstances, LaBarge will be required to pay Ducommun a termination fee of $12,410,000. Depending on the specific circumstances under which the Merger Agreement is terminated, LaBarge will be required to pay such termination fee either simultaneously with the event giving rise to the termination fee or within two business days following the consummation of an alternative business combination transaction. Additionally, in the event LaBarge’s stockholders do not approve the Merger, LaBarge will be required to reimburse the reasonable out-of-pocket expenses and fees (including all fees and expenses of advisors) incurred in connection with the Merger Agreement and transactions contemplated thereby by Ducommun and its affiliates up to $5,000,000.

The Merger Agreement contains customary representations, warranties and covenants, and the Merger is subject to customary closing conditions, including approval of the Merger by LaBarge’s stockholders holding two-thirds of the outstanding shares of LaBarge Common Stock and expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The parties currently expect to close the transaction during the summer of 2011.

Debt Financing

Concurrently, and in connection with entering into the Merger Agreement, Ducommun has entered into a commitment letter (the “Commitment Letter”) with UBS Loan Finance LLC and UBS Securities LLC, Credit Suisse Securities (USA) LLC and Credit Suisse AG (collectively, the “Committed Parties”) pursuant to which, subject to the conditions set forth therein, the Committed Parties have agreed to provide and/or arrange for (i) a senior secured term loan facility to Ducommun of $190 million, (ii) a senior secured revolving loan facility to Ducommun of up to $40 million and (c) a senior unsecured bridge loan facility to Ducommun of up to $200 million (the “Bridge Facility”). It is expected that in connection with the Merger, senior unsecured notes will be issued and sold pursuant to a high yield senior notes offering in lieu of all or a portion of any drawings under the Bridge Facility. The conditions provided for in the Commitment Letter are generally tied to the satisfaction of the closing conditions in the Merger Agreement, including the absence of a “Material Adverse Effect” as defined in the Merger Agreement, and the accuracy of certain other limited representations and customary conditions. Consummation of the Merger is not subject to a financing condition.

The Voting Agreement

Concurrently with the execution of the Merger Agreement, all of LaBarge’s executive officers and certain directors (collectively, the “Covered Stockholders”), in their capacities as stockholders of LaBarge, entered into a Voting Agreement with Ducommun (the “Voting Agreement”). Pursuant to the Voting Agreement, the Covered Stockholders, who collectively have the power to vote approximately 19% of LaBarge Common Stock as of April 3, 2011, agreed to vote all shares beneficially owned by them in favor of the Merger, the Merger Agreement and the transactions contemplated thereby and against any proposal that could reasonably be expected to interfere with or delay the Merger, the Merger Agreement or the transactions contemplated thereby. The Voting Agreement terminates upon the earliest of the Effective Time, September 30, 2011 or the termination of the Merger Agreement in accordance with certain terms therein.

The foregoing summaries of the Merger Agreement, the Commitment Letter, the Voting Agreement and the transactions contemplated thereby are subject to, and qualified in their entirety by, the full text of such agreements, which are filed herewith as Exhibits 2.1, 10.1, and 10.2, respectively, and incorporated herein by reference. The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of parties to such agreement. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv)

were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and the Merger that is or will be contained in, or incorporated by reference into, the proxy statement that LaBarge will file in connection with the Merger, and the other documents that the parties will file, with the SEC.

Item 7.01. Regulation FD Disclosure.

On April 4, 2011, Ducommun issued a press release announcing that it had entered into the Merger Agreement. In addition, on April 4, 2011, Ducommun held a conference call with investors and analysts to discuss the Merger Agreement and the transactions contemplated thereby. A copy of the press release, the transcript of the conference call, as well as copies of the materials referenced during the conference call, are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated herein by reference. The information contained in this Item 7.01 to this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3 shall not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by Ducommun under the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K regard matters that are not historical facts and are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the proposed Merger between Ducommun and LaBarge, including but not limited to statements regarding benefits of the proposed Merger, as well as statements regarding the proposed financing of the Merger. Because such forward-looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or Voting Agreement; (2) the outcome of any legal proceedings that have been or may be instituted against LaBarge and/or Ducommun and others following announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the Merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the Merger; (5) the interest rate on any borrowings incurred to finance the acquisition and operations of Ducommun and its subsidiaries following the Merger; (6) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the

Merger; (7) difficulties integrating LaBarge’s business, operations and employees into Ducommun’s business and operations; (8) the inability to recognize the benefits of the Merger, including any potential synergies, growth, cost savings or accretive value; (9) the method of accounting for the Merger; (10) the inability to maintain current customer and supplier relationships following the Merger; (11) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; and (12) the impact of the indebtedness incurred to finance the consummation of the Merger. The businesses of Ducommun and LaBarge are also subject to a number of risks as described in the SEC filings of Ducommun and LaBarge, copies of which may be obtained by contacting the investor relations departments of each company via their websites at http://www.ducommun.com and http://www.labarge.com. Many of the factors that will determine the outcome of the subject matter of this Form 8-K are beyond Ducommun’s or LaBarge’s ability to control or predict. Ducommun undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed Merger, LaBarge will file a proxy statement with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of LaBarge. LABARGE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. LaBarge’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed by LaBarge with the SEC from the SEC’s website at http://www.sec.gov, the investor relations section of LaBarge’s website at http://www.labarge.com, or by written request to LaBarge, Inc., c/o Corporate Secretary, 9900 Clayton Road, St. Louis, MO 63124.

Ducommun and LaBarge and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from LaBarge’s stockholders with respect to the proposed Merger. Information about Ducommun’s directors and executive officers is set forth in Ducommun’s 2011 proxy statement on Schedule 14A filed with the SEC on April 29, 2011 and its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 22, 2011. Information about LaBarge’s directors and executive officers, including their ownership of LaBarge Common Stock, is set forth in LaBarge’s 2010 proxy statement on Schedule 14A, filed with the SEC on October 18, 2010. Investors may obtain additional information regarding the interests of the participants in the proposed Merger, which may be different than those of LaBarge’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 3, 2011, among Ducommun Incorporated, DLBMS, Inc. and LaBarge, Inc.*

Exhibit 10.1	Commitment Letter to Ducommun Incorporated, dated April 3, 2011 from UBS Loan Finance LLC and UBS Securities LLC, Credit Suisse Securities (USA) LLC and Credit Suisse AG.

Exhibit 10.2	Voting Agreement, dated as of April 3, 2011 by and among Ducommun Incorporated and the stockholders of LaBarge party thereto.

Exhibit 99.1	Press Release, dated April 4, 2011.

Exhibit 99.2	Transcript of Ducommun Incorporated Investor and Analyst Conference Call, held on April 4, 2011.

Exhibit 99.3	Presentation Slides, dated April 4, 2011.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Ducommun agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: April 4, 2011	By:	/s /James S. Heiser
James S. Heiser
Vice President and General Counsel